Exhibit 99.1

July 21, 2008

News Release

Source: EnXnet, Inc.

EnXnet, Inc. CEO to hold Investor Conference Call Wednesday, July 30, 2008

Tulsa, OK, July 21, 2008 EnXnet, Inc., (OTCBB Symbol: EXNT) (German WKN# A0HMDW) CEO Ryan Corley will be holding an investor conference call Wednesday, July 30, 2008, at 1:00pm Eastern United States Time (New York Time zone). This call will be open to international callers as well.

The call-in line will be open at 12:50pm and callers are encouraged to be on the call before 1:00pm, as the conference call will promptly begin on time. The call-in number for United States residents is 888-808-6929 and the access code is 1049631. International callers are to call in using +213-787-0529 and the access code is 1049631.

An investor email has been set up for all interested investors to email in questions they have prior to the conference call. These questions are to be sent to exnt@icpihome.com prior to the conference call. The questions will be collected and organized and a moderator will ask them on the call to Ryan Corley. The CEO will be addressing the current state of the Company and what is expected in the near and midterm future. Then the specific questions that were emailed in by investors will be address by the CEO.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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EnXnet Inc., Tulsa
Ryan Corley, 918-592-0015
Fax: 918-592-0016
investor@enxnet.com
www.enxnet.com

or
For Investor Relations:
Integrated Capital Partners, Inc
Phone: 908-204-0004